Exhibit 4.36

CONVENIENCE TRANSLATION TO ENGLISH. ORIGINAL IN SPANISH CRUDE FRAMEWORK SERVICES AGREEMENT GENERAL CONDITIONS

AMENDMENT NO. 22 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Between

CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S.

and

ECOPETROL S.A.

BOGOTÁ D.C., AUGUST 26, 2025

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OTROSÍ N° 22 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to English. Original in Spanish

Amendment No. 22

to the Framework Crude Oil Services Contract

This Amendment No. 22 (the “Amendment”) to the Framework Crude Oil Services Agreement (hereinafter, the “Framework Agreement”), is signed on August 26, 2025 (hereinafter, the “Signature Date”) by the following legal entities (hereinafter, the “Parties” and, each of them, a “Party” or the “Party”):

1.

ECOPETROL S.A., a mixed economy company, linked to the Ministry of Mines and Energy, authorized by Law 1118 of 2006, which acts in accordance with its bylaws and has its principal domicile in Bogotá D.C., with NIT. 899.999.068-1, represented for the subscription of this Amendment by REYNALDO PLATA CARREÑO, identified as it appears at the bottom of his signature, who acts in his capacity as Special Attorney-in-Fact, pursuant to the power of attorney granted by the General Manager of Planning and Operational Logistics, in exercise of the powers of representation conferred by means of the General Power of Attorney, contained in Public Deed No. 20798 of September 8, 2021, granted at Notary 29 of Bogotá D.C., which empowers him to sign this Othery in accordance with the broad and sufficient Special Power of Attorney granted by ECOPETROL S.A. (hereinafter, “ECOPETROL”), and

2.

CENIT TRANSPORTE Y LOGÍSTICA DE HIDROCARBUROS S.A.S., a mixed economy company, authorized by Decree 1320 of 2012, linked to the Ministry of Mines and Energy, with its principal address in Bogotá D.C. and NIT. 900.531.210-3, represented for the subscription of this Amendment by MARÍA CAMILA RODRÍGUEZ FORERO, identified as it appears at the bottom of her signature, who acts in her capacity as General Attorney, in accordance with a power of attorney granted by public deed No. 1373 of August 27, 2024 at Notary 32 of the Círculo de Bogotá, authorized to sign this Amendment (hereinafter, “CENIT”).

The Parties have agreed on the following aspects, prior to the following:

CONSIDERATIONS

1.

That the Parties signed on April 1, 2013, the Framework Agreement, which has been previously amended by means of Amendments No. 1, 2, 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, and 21 in the aspects defined in each of them, Contract that is in force to date.

2.

That Ecopetrol expressed to CENIT its interest in transporting imported crude oil unloaded at the Coveñas Terminal to be injected into the 16” line in the direction of Coveñas to Ayacucho, and subsequently by the 8” or 14” line from Ayacucho to Galán.

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OTROSÍ N° 22 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to English. Original in Spanish

3.

That Cenit reviewed Ecopetrol’s request and agrees to transport the imported crude unloaded at the Coveñas Terminal through the L16” in the direction of Coveñas to Ayacucho, and later to the Galán Station of the Barrancabermeja refinery.

4.

That the Parties have agreed to make the necessary operational adjustments in order to make the crude oil import operation viable, so that the volumes of crude oil that are currently transported by the L16” line to the L24” Ayacucho – Coveñas will be gradually injected, maintaining the “Use or Pay” modality of 26,950 KBD, and the capacity conditions set out in Annex TC 7.

Taking into account the foregoing considerations, the Parties have hereby agreed to make the following amendments to the Framework Contract:

CLAUSES

CLAUSE ONE: To modify Annex TC 7 “Ecopetrol’s contracted capacity for each pipeline” in order to modify the contracted capacity of the Ayacucho - Coveñas (OCC) L24” line and the Ayacucho - Coveñas L16 line”, in accordance with the provisions of Annex 1 of this Other.

In proof of the foregoing, this Amendment is signed electronically by the undersigned on August twenty-six (26), two thousand and twenty-five (2025).

By ECOPETROL,	By CENIT,

REYNALDO PLATA CARREÑO	MARIA CAMILA RODRIGUEZ FORERO
C.C. 91.489.924 of Bucaramanga	C.C. 1,098,615,454
Special attorney	General Representative

Annex 1.

Annex TC 7 “Ecopetrol’s contracted capacity for each pipeline”

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OTROSÍ N° 22 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to English. Original in Spanish

System (Line)	Contracted Capacity (BPDC)	Use or Pay (BPDC)	Use and Pay (BPDC)
EAST
Caño Limón - Banadía (OCC)	—	—	—
Banadía - Ayacucho (OCC)	—	—	—
Ayacucho - Coveñas (OCC) L24” (1)	35,000	26,950	8,050
Ayacucho - Coveñas L16”	—	—	—
NORTH
Coveñas - Cartagena	135,000	103,950	31,050
MIDDLE CUPCAKE
Corridor: Galán-Ayacucho composed of:
● Galán – Ayacucho L18”	54,500	41,965	15,535
● Ayacucho – Galán L 14”	30,000	23,100	6,900
Vasconia - CIB (Galán)	100,000	77,000	23,000
Ayacucho - Galán 8”	18,000	13,860	4,140
PLAINS
Araguaney - Monterrey Araguaney	24,140	18,588	5,552
Santiago - Porvenir	7,000	5,390	1,610
Apiay – Monterrey *	311,688	240,000	71,688
Monterrey – Altos del Porvenir – Porvenir	214,500	165,165	49,335
Monterrey – Porvenir 12”	500	385	115
ALTO MAGDALENA (Huila - Tolima)
Yaguará – Tenay	3,000	2,310	690
SOUTH
Orito - Tumaco (OTA)	—	—	—
San Miguel - Orito (OSO)	—	—	—
Mansoya - Orito (OMO)	—	—	—
Churuyaco - Onto (OCHO)	—	—	—

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OTROSÍ N° 22 CRUDE OIL SERVICES FRAMEWORK AGREEMENT

Convenience translation to English. Original in Spanish

(1)

For the purposes of the billing process of the volumes contracted for the Ayacucho - Coveñas (OCC) 24” line, it will be understood that the barrels that are injected into this system will be paid under the MinMinas rate applicable to the Ayacucho - Coveñas L16 section because they require a special operating scheme.

Likewise, the Parties understand that before the issuance of a new tariff methodology that allows the negotiation of rates, the agreement to maintain this condition for the barrels injected into the 24” Ayacucho – Coveñas line will be maintained.

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